Exhibit 10.1

AGREEMENT (THE “AGREEMENT”) FOR A SPECIFIC PROJECT BASED ON UNIT PRICES, ENTERED INTO BY AND BETWEEN MOLIMENTALES DEL NOROESTE, S.A. DE C.V., HEREIN REPRESENTED BY FRANCISCO ARTURO BONILLAS-ZEPEDA (THE “CLIENT”) AND PEAL MEXICO, S.A. DE C.V., HEREIN REPRESENTED BY BENITO ALVAREZ-MORAN (THE “CONTRACTOR”), PURSUANT TO THE FOLLOWING RECITALS AND SECTIONS:

R E C I T A L S

1. CLIENT, through its representative, represents and warrants that:

1.1 It is a commercial corporation duly organized and existing in conformity with Mexican laws, by means of the public instrument attached hereto as Exhibit “A”, and that Mr. Francisco Arturo Bonillas Zepeda has powers enough to hereby represent CLIENT, and his powers have not been revoked or limited to date in any manner.

1.2 CLIENT is up to date in the payment of its tax obligations and registrations and shall remain that way during the life of the agreement herein;

1.3 It is the legal owner of the mining concessions over the San Francisco Mine as described under the concession titles attached hereto as Exhibit “B” (the “San Francisco Mine”);

1.4 That the San Francisco Mine is located on a lot of land (approximately 800 hectares) located in Estacion Llano, Sonora, Mexico, currently owned by CLIENT. A map showing the above lot of land and copies of ownership documents thereof are attached hereto as Exhibit “C”;

1.5 CLIENT has full occupancy and access to the Mine with no restrictions as evidenced by the documents attached hereto as Exhibit “D”;

1.6 CLIENT requires CONTRACTOR’s performance of mining operations at the San Francisco Mine, including the following: Drilling and blasting, loading and transportation of waste rock and ore to primary crusher, spillways, and/or storage, building slopes and roads as needed to perform said activities, keeping in good working conditions worksites, scaling of pit walls to design limits, making mine safe, sizing of broken rock and communications systems among them. For this job, appropriate main and auxiliary mining machinery shall be used, including mechanical maintenance thereof, as well as providing the

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required personnel for its operation. The foregoing is to be performed according to the initial OFFER submitted by CONTRACTOR, dated May 23, 2007, and its complementary update dated on August 14, 2008, attached hereto as Exhibit “F”;

1.7 CLIENT shall advise CONTRACTOR of any significant change in its corporate structure that may affect compliance with the agreement herein. It also states that it will not in any way intentionally fall into liquidation, bankruptcy, dissolution or insolvency;

1.8 There is no open claim, lawsuit, investigation or legal procedure currently affecting CLIENT (of which CLIENT is aware) or that might be brought before any court, government agency or office that could affect the validity, lawfulness of fulfillment of this Agreement, or consummation of any obligation or commitment acquired by CLIENT under the Agreement herein;

1.9 After the Agreement herein has been executed and signed before the authority of a Notary Public, it will become a legal document, valid and binding for both parties and, therefore, its fulfillment may be even judicially enforced;

1.10 CLIENT states as well that the faculties of the legal representative or Attorney-in-fact acting as its representative who executes the Agreement herein have not been cancelled, revoked nor restricted in any way whatsoever.

2. CONTRACTOR, through its representative, represents and warrants that:

2.1 It is a commercial corporation duly organized and existing in conformity with Mexican laws and that it has been granted sufficient authority to represent CONTRACTOR, authority which has not been limited nor revoked to this date in any manner whatsoever, by means of the public instruments attached hereto as Exhibit “E”;

2.2 CONTRACTOR is up to date in the payment of its tax obligations and registrations and shall remain that way during the life of the agreement herein. It currently has or shall obtain before the date of performance of the Agreement herein any and all permits and licenses required for the development of its activities according to its corporate purpose.

2.3 CONTRACTOR has the financial and technical capacity to perform, directly or indirectly, the Work in accordance with its corporate

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purposes, and that it has, directly or indirectly, the machinery, material, experience, technology, personnel, and any necessary means to develop the Project as set out hereinafter; and

2.4 CONTRACTOR recognizes CLIENT’S trust and good faith on its experience, knowledge and skills in the mining industry to perform operations at the San Francisco Mine using adequate production methods, careful supervision of said operations, and an efficient management of resources, strictly complying with current legal and government regulations in connection with security, hazardous waste handling, and environment protection issues.

2.5 CONTRACTOR recognizes that mining operations should be performed in an efficient and timely manner, cooperating at all time with CLIENT and/or its representatives or authorized agents, following instructions given by the latter with regard to operation of the mine according to the terms of the agreement herein, and subject to receiving the agreed payment for services rendered by CONTRACTOR.

2.6 It wishes to enter into this Agreement with CLIENT to perform work as described in Recital 1, item 1.6 above, according to terms and conditions described herein.

2.7 CONTRACTOR shall advise CLIENT of any significant change in its corporate structure that may affect compliance with the agreement herein, but it will not intentionally fall into liquidation, bankruptcy, dissolution, insolvency, merger or scission.

2.8 CONTRACTOR states that it is legally authorized to render services in the State of Sonora, Mexico, according to its corporate purpose, and that it has been granted all the required powers of attorney and authority to enter into, execute, and ratify the Agreement herein.

2.9 There is no open claim, lawsuit, investigation or legal procedure currently affecting CONTRACTOR (of which CONTRACTOR is aware) or that might be brought before any court, government agency or office that could affect the validity, lawfulness or fulfillment of this Agreement or consummation of any obligation or commitment acquired by CONTRACTOR under the Agreement herein.

2.10 CONTRACTOR states that all of the machinery and equipment that shall be used in the performance of the Work (as defined hereinafter) shall be insured adequately and they will keep insured during the legal

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existence of the Agreement herein. In addition, CLIENT shall make sure that insurance has been done at the time of signing of this Agreement.

2.11 After the Agreement herein has been executed and signed before the authority of a Notary Public, it will become a legal document, valid and binding for both parties and, therefore, its fulfillment may be even judicially enforced.

2.12 CONTRACTOR states as well that the powers granted to the legal representative or Attorney-in-fact acting as its representative who executes the Agreement herein have not been cancelled, revoked nor restricted in any way whatsoever.

3. Both parties, through their respective representatives, represent and warrant that:

3.1 They acknowledge the scope of the agreement herein that comprises the performance of mining operations at the San Francisco Mine offered by CONTRACTOR oriented towards compliance of ore and waste rock production plan as described in the “Mine Production Plan” by CLIENT, included herein as Exhibit “G”;

3.2 They recognize the legal scope and contents of the Agreement herein;

3.3 They agree to perform their respective tasks and obligations as stated in the Agreement herein.

Having stated the foregoing, the parties grant the following;

S E C T I O N S

Section 1. Definitions

The following terms shall have the meanings stated below:

1.1 “Work” means the performance of mining operations at the San Francisco Mine that shall be performed in strict compliance with the “Current Regulations” (as described below) including the following:

1.1.1. Drilling and blasting; loading and transportation of waste rock and ore to primary crusher, spillways and/or slopes;

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1.1.2. Construction of slopes and roads as required to performing the above, including construction of internal production roads;

1.1.3. Maintenance of worksites and pit slopes and roads mentioned above;

1.1.4. In order to perform the above-mentioned tasks, CONTRACTOR shall use the adequate mining machinery, both main and auxiliary equipment, including full maintenance work on said equipment as well as providing the required personnel for its operation in order to meet the purpose of the Agreement herein;

1.2 However, the “Contract Price” (described below) DOES NOT include any of the following tasks:

1.2.1 Removal and storage of vegetal soil in mining areas, spoil banks, ore storage, facilities and other roads out of mine;

1.2.2 Construction of surrounding water channels for protection of slopes;

1.2.3 Preparing and conditioning of base soil for storage, spillways, and facilities;

1.2.4 Water supply for irrigation and facilities;

1.2.5 Additives for irrigation water;

1.2.6 Exploration bore for control of regulations not used in blasting;

1.2.7 Pre-cutting mine slopes;

1.2.8 Pumping mine water, including pumping fixtures, hoses, etc.

1.2.9 If CLIENT should require some of these additional works as referred to in sections 1.2.1 through 1.2.8. and others not included in this Agreement, CONTRACTOR would assess them technically, and in the event of possible performance thereof, should make an offer to CLIENT to perform such additional works.

1.3 “Commencement of Project” means the 15th. day of the month of September, 2009.

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1.4 “Contract Price” means the price per ton (both ore and waste rock) @ US$1.59 per ton (One dollar and 59/100 U.S. Cy), plus applicable Value Added Tax, which shall be paid by CLIENT to CONTRACTOR as total price for the performance of the Work and all other CONTRACTOR’S obligations hereunder.

1.5 “Mine Production Plan” means the document showing the schedule for performing the Work, especially the annual production of ore and waste rock. (Exhibit “G”).

1.6 “Site” means the place where San Francisco Mine is currently located at Estacion Llano, Sonora, México.

1.7 “Mining Plans and Programs” means mining schedules and programs that shall be submitted to CONTRACTOR on a monthly basis comprising layouts, diagrams, charts, drawings, etc., which shall vary according to CLIENT’S production requirements.

1.8 “Services Rendered” means prior and/or permanent contributions made by CLIENT required for the proper performance of the Work to be executed by CONTRACTOR, such as:

1.8.1 All necessary permits, licenses, and authorizations required for production start-up (environment, water, explosives, administrative and others);

1.8.2 Design and planning of mine, spoil banks, ore storage, control of legal regulations, topographical control.

1.8.3 Weekly and monthly programs for production and progress;

1.8.4 Facility provided by CLIENT and adapted by CONTRACTOR to be used as workshop for repairing machinery, a warehouse to store spare parts, a machine-wash space, a room to store explosives, a place for an office, as well as first-aid room, emergency personnel and transportation for wounded ones.

1.8.5 Assigning an area to install containers;

1.8.6 Assigning an area to wash machinery;

1.8.7 Supplying power, sanitary facilities, irrigation water for runways, water for washing heavy and light equipment;

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1.8.8 Security fencing in facility as well as surrounding the exploitation area, with an access control gate;

1.8.9 Design of safety and security and work risk prevention plan to which CONTRACTOR shall be subject;

1.8.10 Access to existing communications, telephone and internet systems.

1.9 “Current Regulations” means all mandatory legal dispositions as well as dispositions opted by CLIENT that CONTRACTOR is bound to observe during performance of the Work, whether referring to procedures, technical or operational issues, environmental protection, personal protection, hazardous waste handling, general or specific preventive measures to prevent pollution to human settlements near the site, including the obligation of CONTRACTOR to adjust its operations to the World Bank “Equator Principles”, once the CLIENT has included the said Principles, etcetera.

1.10 “Acceptance” means that the Project has been accepted by CLIENT according to the Agreement herein.

1.11 “Project Manager” means the individual appointed by CLIENT to provide the Project Supervisor with all sorts of instructions regarding the Work, receiving from the Project Supervisor and/or CONTRACTOR all written and/or verbal reports timely and on an on-going basis, that are necessary to achieve the goals set out in the Mining Plan and Programs. In the event of emergency situations, the Project Supervisor shall call CLIENT immediately to the emergency phone number as provided for in section 24.7 hereinafter.

1.12 “Project Supervisor” means the individual assigned by CONTRACTOR who shall be responsible for supervising the performance of the Project and who shall have CONTRACTOR’S workers reporting to him. Said individual shall be strictly subject to planning instructions (as defined below) received at all times from the Project Manager under the terms of the Agreement herein or after its performance agreed upon by and between CLIENT and CONTRACTOR.

1.13 “Subcontractor” includes those individuals or corporations having a direct contract with Contractor to perform the Project.

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1.14 “Supplier” shall include those individuals or companies that provide material, machinery, consumables and equipment required by CONTRACTOR to perform the Work.

Section 2. Scope of Agreement

CONTRACTOR agrees to perform the Work acting as the contractor of CLIENT, either by itself or through Subcontractors, in strict accordance with the Production Plans, and shall provide all labour or material or a combination of both required to execute the Project, notwithstanding that CONTRACTOR shall continue being solely and exclusively responsible before CLIENT regarding the Work and any of its obligations according to the Agreement herein.

Section 3. Scope of Work

3.1 CONTRACTOR shall provide all services required to perform mining operation activities at the San Francisco Mine that shall be performed in strict compliance with current regulations, that shall include;

3.1.1. Drilling and blasting; loading and transportation of waste rock and ore to primary crusher, spillways and/or storage;

3.1.2. Construction of slopes and roads required to perform activities described above, including construction of internal production roads;

3.1.3. Maintenance or work sites and slopes and roads described in preceding item.

3.2 CONTRACTOR shall furnish all the labour, materials, fixtures, tools, machinery, equipment, consumables and services necessary or required to bring the Work to full completion.

3.3 To perform the Work, CONTRACTOR shall use the adequate main and auxiliary machinery including full maintenance of said equipment, and shall provide the workers required for its operation.

3.4 CONTRACTOR shall keep an accurate topographical control as required to perform the Mining Plan and Programs.

3.5. CONTRACTOR agrees to execute de Work directly or through subcontractors, by:

3.5.1. Being strictly subject to Mining Plans and Programs;

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3.5.2. Being strictly subject to current regulations;

3.5.3. Providing all labour and materials or a combination of both, as required for the performance of the Project.

3.6 Notwithstanding that CONTRACTOR is authorized to partially execute the Work through subcontractors, CONTRACTOR shall remain as sole direct responsible party before CLIENT regarding the Work as well as any other obligation for which it is liable under the Agreement herein.

3.7 The Project Manager shall have the authority to request the Project Supervisor to remove permanently from the Site a specific subcontractor, with justified cause, when the latter does not comply with the Mining Plans and Programs or with current regulations.

3.8 CONTRACTOR shall personally meet periodically with CLIENT on the date and at the time set by Client. CONTRACTOR shall draft the meeting minutes, providing a copy thereof to CLIENT. In addition, CONTRACTOR shall prepare written reports on a daily, weekly, monthly quarterly and annually basis.

3.9 CLIENT must approve in writing any change regarding the person assigned by CLIENT as Project Supervisor, approval which shall not be unreasonably withheld.

3.10 The parties hereby appoint as the Project Manager and Project Supervisor the following persons:

CLIENT:	CONTRACTOR:
Mr. Alfredo Barraza Lozano	Mr. Oscar Crespo Gutierrez

Section 4. Regulations and permits

4.1 CONTRACTOR shall execute the Project in accordance with applicable laws, ordinances, regulations, and permits. CONTRACTOR shall be solely liable for paying at his expense any fine or penalty imposed as a consequence of any violation to said provisions. If any Mexican authority orders the correction of any portion or the entire Project, due to violation of any law, ordinance, regulation or permit, CONTRACTOR shall correct such deficiency at its own expense and shall bear all costs and expenditures.

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4.2 All government and non-government permits, licenses, and authorizations that are required for the Work to be performed on the Site as provided for in section 1.9 herein, shall be secured and paid for by CLIENT.

4.3 If during the term of performance of Work any changes or amendments to the current regulations should occur, the parties bind themselves to carry out a detailed review of the changes and amendments and their impact on the scope of Work, to bring the Work compliant with the new regulations. CLIENT shall decide whether such changes are applicable, if the above review corresponding report stated that the changes had to be done, and in that case, CONTRACTOR is bound to implement the required changes at CLIENT’S expense.

Nevertheless, CONTRACTOR shall not carry out the above changes until the parties have reached a written agreement about the cost for such changes. This shall be understood as a cause for early termination of the Agreement herein, without any liability for CONTRACTOR or CLIENT.

Section 5. Duration of Agreement

The Agreement herein shall come into full force, despite its signing, once CONTRACTOR signs before a notary public a Joint and Several Guaranty Contract that is mentioned in Section 25 herein and this Agreement shall have duration for forty-two (42) months.

If it is necessary, the above term could be extended, provided that the parties sign a written extension agreement and a notice about the request of extension is done three (3) months in advance to the termination date.

Section 6. Safety and security measures

6.1 CONTRACTOR shall be liable only with respect to the Work for Site safety and shall take all necessary precautions, provide fences, guards, signs, lights, notices and such protection as may be required by applicable dispositions of federal, state, and local safety or health laws, codes, regulations, ordinances or other requirements and any contractual documents.

6.2 CONTRACTOR shall use adequate security controls to keep Site security, and also keeping control as to unauthorized access of personnel. CONTRACTOR shall appoint a safety and security contact person at Site who shall immediately notify the Project Manager of any

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illegal activities, violations of CLIENT’s internal security and health regulations (Exhibit “H”), criminal activity, police reports, and serious injuries. Additionally, any incidents that may receive public or media attention must be immediately reported in writing to the Project Manager.

6.3 CONTRACTOR shall set out and maintain and shall require all Subcontractors to also set out and maintain reasonable safety precautions and programs to comply with all applicable dispositions of federal, state, and local safety or health laws, codes, regulations, ordinances or other requirements to prevent injury to persons or damage to property on, around or adjacent to the Work site. CONTRACTOR shall take reasonable steps to build and maintain safeguards for the protection of workers and third parties and eliminate or abate safety hazards created by or otherwise resulting from performing the Work. CONTRACTOR and all Subcontractors shall comply with social security regulations, and other mandatory safety and health laws and provisions and prudent industry practices in performing the Work.

6.4 CONTRACTOR shall use only reputable industrial waste haulers and ensure all industrial waste and earth fill is disposed of in legally authorized sites. CONTRACTOR’s waste disposal records or logs shall be maintained up to date and made available to CLIENT and to ensure CLIENT as well that the names of industrial waste haulers, general description of waste materials disposed of, and dumpsites used, are included in the aforesaid records or logs.

Section 7. CONTRACTOR supervision

CONTRACTOR shall be directly and solely responsible for the Work performed by itself or by its Subcontractors using its best skill and attention for the purpose of ascertaining that all materials and labour used in the Work conform to requirements in order to perform mining operations at the San Francisco Mine.

Section 8. CLIENT’s inspection and access to the Work

CLIENT’s inspection is for the purpose of ascertaining that Work is being properly performed, pursuant to Mining Plans and Programs and current regulations. Such inspection does not relieve CONTRACTOR from any responsibility for the improper or illegal development of the Work.

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8.1 CLIENT or any third parties authorized by CLIENT shall be entitled at all times to verify and to confirm that the Work is being executed:

8.1.1 According to CLIENT´s specifications and requirements as described in the Agreement herein, and

8.1.2. Strictly subject to current regulations and/or according to licenses and permits issued by competent authorities.

Section 9. Cooperation in performing Work

9.1 CONTRACTOR shall consult with CLIENT as to the sequence, procedure and method to perform Work.

9.2 CLIENT must organize its handling or placing of furniture and equipment in Site, if any, so as not to unreasonably interfere with CONTRACTOR’s operations or with those of the Subcontractors or Suppliers.

9.3 CONTRACTOR shall fully cooperate with CLIENT to the best development and timely performance of Work.

Section 10. Materials, machinery, and equipment furnished by Contractor

10.1 CLIENT shall provide CONTRACTOR with sufficient unloading and storage area at Site, and CONTRACTOR shall be responsible for the unloading, storing and proper care and protection of all materials, furniture, machinery, and equipment delivered at Site regarding the Work. CONTRACTOR shall be responsible for effectively implementing and enforcing security measures to protect the Site, consumable goods, furniture, machinery, and equipment.

10.2 CLIENT shall timely furnish CONTRACTOR, at CLIENT’s expense, with the necessary facilities to protect all the materials, furniture, machinery or equipment so that CONTRACTOR may set up the required infrastructure to protect its consumable goods and/or supplies from acts of God.

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Section 11. Cleaning of Work site

CONTRACTOR is hereby obliged to keep the Work site and adjoining premises at all times free from accumulation of waste material, rubbish or debris resulting from the performance of Work.

Section 12. Minimum ecological and environmental obligations to be met and fulfilled by CONTRACTOR

12.1 CONTRACTOR should be strictly subject to current regulations regarding Work development regarding the following:

12.1.1. Waste disposal.

12.1.2 Sewage and wastewater disposal.

12.1.3 Handling, care, transportation, and disposal of hazardous waste or toxic materials and substances.

12.1.4 Proper and careful storage and handling of combustibles and lubricants.

12.1.5 Dust control in operating areas.

12.1.6 Storage and shipping to dispose of waste generated by CONTRACTOR.

12.1.7 Complying with the Equator Principles as are defined by the International Monetary Fund, once the CLIENT has committed to apply them in the performance of Work.

Section 13. Liability and compensation by CONTRACTOR

13.1 Both parties agree that CONTRACTOR shall be solely responsible and liable for obligations expressly assumed by CONTRACTOR hereby.

13.2 CONTRACTOR agrees to defend, compensate, and hold CLIENT free from any claim resulting from any harm, injury or death of an individual or individuals or damage to property of third parties attributable partially or totally to acts or omissions of CONTRACTOR or any of its Subcontractors or Suppliers while working in the Project or performing any activity associated therewith or in connection thereto. CONTRACTOR agrees to take a bond to indemnify CLIENT in the event of failure to comply with this section.

13.3 CONTRACTOR hereby assumes full responsibility for its negligence and that of his subcontractors, agents, employees or representatives as well.

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13.4 CONTRACTOR shall appear, defend, and keep CLIENT safe from and against any and all claims derived exclusively from performance of Work, provided that the said claims are filed as to causes attributable to CONTRACTOR.

Section 14. Work Warranty

14.1 CONTRACTOR warrants that labour and materials furnished under the Agreement herein shall be fully in accordance with the Mining Plans and Programs.

14.2 CONTRACTOR warrants that all of its loading and hauling equipment as well as its accessory or auxiliary equipment shall have operating availability enough to ensure the fulfillment of the Mining Plans and Programs. The general maintenance programs (scheduled and preventive maintenance programs) on the drilling, hauling, loading and accessory equipment, as well as the weekly statistical control regarding mechanical availability and using of the said equipment, shall be monthly monitored by CLIENT. CONTRACTOR shall deliver CLIENT a monthly report about this matter.

14.3 CONTRACTOR warrants that the granulometric curve that is obtained from blasting in the ore areas shall result in a product of which 80% of feeding or input size to the primary crusher shall be less than 25inches and it will not exceed 42 inches. Work shall be performed jointly and permanently with the client and the drilling service supplier, carrying out required tests in the various ore areas so that this fragmentation may be the most adequate and reachable at all times. (Exhibit “O”). CLIENT, jointly with CONTRACTOR and drilling service supplier shall perform on a weekly basis monitoring of ore fragmentation to obtain and optimize the desired ore granulometry.

14.4 CONTRACTOR hereby warrants that performance of Work:

14.4.1 Shall be adequate for the purpose of the Agreement herein, in conformity with Mining Plans and Programs;

14.4.2. Shall be performed strictly in accordance to current regulations.

Section 15. Site and equipment inspection. Access to Site

15.1 CONTRACTOR hereby affirms that:

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15.1.1 It has carefully inspected the Site and that it is familiar with the topography and physical characteristics of the Site area and/or any other area or surface (including other than that of the site) where the Work is to be performed. Therefore, CLIENT and CONTRACTOR shall jointly make a reconciled topographical survey at the Work area.

15.1.2 That the nature, extension, and location of the surface and/or area where the Work is to be performed, the condition of the soil, and the characteristics, quality and hardness of surface and rocks in soil and subsoil, as well as the physical characteristics of structures that may be found during the performance of Work have been determined to be satisfactory;

15.1.3 That is has inspected Site access and exit means or roads, contemplated potential climate changes, transportation conditions, disposal, handing and storage of materials, local and general conditions of the Site and its surrounding areas, prices and availability of equipment and replacement parts for said equipment, as well as any other event that might affect the performance of the Work; and

15.1.4 It has taken all the necessary precaution and preventive measures against any events that might seriously affect the development of the Work, especially those affecting the cost of the mining operations under the Agreement herein.

15.2 CONTRACTOR hereby accepts that the conditions of the Site are adequate for the performance of Work.

15.3 Site access. CLIENT agrees to allow access to the Site to CONTRACTOR (and/or its subcontractors) as required for the performance of Work. Assigned areas and their usage shall be subject to CLIENT’s approval. Said approval shall not be denied by CLIENT without justified cause. The Site shall be used by CONTRACTOR and/or its subcontractors) exclusively for the purpose of the Agreement herein, trying to keep it clean and free from rubbish, pollutants of hazardous waste.

15.4 Problems that could arise at Site. CONTRACTOR shall advise the Project Manager in writing (immediately and timely) regarding any deficiencies or irregularities at Site resulting from causes out CONTRACTOR’s reach that might affect the performance of Work. In the event of suspension or cessation of Work, both parties submit themselves to Exhibit “P” of this Agreement titled “Mechanism to be applied in the event of delays caused by CLIENT and CONTRACTOR”.

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The Project Manager shall notify in writing to CONTRACTOR resumption of Work once corrective measures have been taken.

Section 16. Contract Price

16.1 Base price per tonne of material.

Both parties agree that the contract price be set per metric ton of material. Material is defined as a group of mineral of: waste rock with a density of 2.66 tonnes per cubic meter, and ore with a density of 2.77 per cubic meter, that is, the same price per tonne for waste rock and mineral.

The price that CLIENT shall pay to CONTRACTOR for executing the Work as well as for other obligations for which the latter is liable under the Agreement herein is US$ 1.59 (One dollar and 59/100 U.S. Cy) per metric ton of material, plus applicable Value Added Tax.

16.2 Calculation basis parameters

This base price per tonne of ore is based on the calculation parameters described below, subject to price per tonne and based on CONTRACTORS’s offer.

16.2.1 Diesel

The price for diesel used by CONTRACTOR used to set the base price per tonne of ore is US$0.52 (Fifty two cents U.S.CY.) per liter. CONTRACTOR is therefore liable for paying the cost of diesel up to US$0.52 per liter, and it CLIENT is liable for paying the cost of diesel in excess of US$0.52 per liter.

With the intention of maintaining the price of $0.52 per liter, CLIENT shall supply CONTRACTOR of its own, as of the fifth month of operations, all necessary Diesel to fulfill the production programs. Diesel shall be supplied at Site during the lifetime of this Agreement, and the Diesel factor in the escalating formula (this formula is described herein below) shall remain steady and CONTRACTOR shall be obliged to deduct 0.52 USD per liter out of the corresponding invoicing.

16.2.2 Drilling

Drilling parameters used in CONTRACTOR’s offer are as follows:

Drilling diameter: 6 1/2”

Burden: 4.50 meters

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Spacing: 5.00 meters

Bench height: 6.00 meters

Sub-drilling: 0.60 meters

Changes in any of the above-mentioned parameters directly affect drilling cost and, therefore, the base price per tonne of ore. Hence, any change implying further specific drilling shall result in adjustments to base price per tonne of ore.

Operating cost used by CONTRACTOR to set base price per tonne of ore is US$0.16 (Sixteen cents U.S. Cy.) CONTRACTOR is therefore liable for paying the cost of drilling up to US$0.16 per tonne of ore, and CLIENT is liable for paying the cost of drilling in excess of US$0.16 per tonne of ore. This possible overprice shall be credited by CLIENT in the corresponding monthly invoicing.

16.2.3 Blasting.

Blasting parameters used in CONTRACTOR’s offer are as follows:

Specific explosive consumption: Up to 200 grams per tonne.

Depth charge explosive: High explosive

Column charge explosive: Anfo

Blasting cost (including items such as: explosives, supplies and accessories, drill service for blasting, and etc.) used by CONTRACTOR to set base price per tonne of ore is US$0.19 (Nineteen cents U.S. Cy.)

CONTRACTOR shall provide blasting services including loading blast holes with explosives in accordance with the directions of the CLIENT.

With the intention of maintaining the price of $0.19 per tonne, effective on the date of the Agreement herein, CLIENT shall supply CONTRACTOR at its expense any explosives, supplies, accessories, loading of the explosives into the drill holesand blasting as required to meet production programs. In this case, explosives, supplies, accessories and drill service shall be supplied at Site during the lifetime of this Agreement, and explosives factor in escalating formula shall remain steady. CONTRACTOR is bound to deduct from monthly invoicing the total cost of explosives, inputs, accessories and drill service used during that month, justifying the aforesaid items by invoices, with a maximum for 0.19 USD per ton.

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16.2.4 Distance

With regard to hauling distance, the base price per tonne of ore has been computed for a mean three-month distance of 2,300.00 (two thousand three hundred) meters.

Any mean quarterly distance in excess of 2,300.00 meters originates certain expenses to CONTRACTOR that CLIENT should cover through and adjustment to the ton of material base price per additional meter of haulage.

Should any haulage excess occur of 2,300.00 meters, the base price per tonne of material would be increased by US$0.00025 per additional tonne/meter, applicable to all invoiced tonnage during the said quarterly period of time. This factor of $0.00025 USD shall be subject to semester reviewing, like the ton of material base price.

16.2.5 Densities.

The Project’s mean weighed density shall be: DMP= 2.745 t/m3 in situ

Any deviation from the mean weighed density exceeding 2.85 t/m3 in situ, over a three-month period, shall result in an adjustment to the invoice in accordance with the Apendix N.

16.2.6 Measuring.

Payment for excavated amount shall be made by measuring with topographic methods volumes excavated in rock bench (BCM), ore and waste rock, and transforming said volumes into tonnes of rock with mean weighed density DMP=2.745 t/m3b. Measuring shall be to place of origin and any volume already measured and billed in prior months shall be discounted. The result in tonnes shall be multiplied by the base price per tonne of rock in force at billing date (base price and/or up-dated price) and relevant adjustments contemplated in the Agreement herein shall be made over that amount.

16.3 Annual Price Review

16.3.1 The price of the Work shall be reviewed by periods of six months as of the effective date of this Agreement. CLIENT and CONTRACTOR hereby agree of not making the first review (that should take place 6 months as of the effective date of this Agreement). Thus, the first

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review shall be 12 months as of the said effective date, and every six months the subsequent reviews there from.

16.3.2 The review shall be performed according to the price review formula proposed in up-dated offer dated August 14, 2008.

The formula to be applied is as follows:

Kt = 0,15 (Ht/H0 )(T0/Tt)+ 0,15 Ext / Ex0 + 0,13 Pft / Pf0 + 0,15 Gt/G0 + 0,32 St/S0 + 0,10

Its indexes and explanations are described in “Exhibit M”.

16.3.3 Review of Price under the Agreement shall be based on a careful review of indexes behaviour that compose the escalating formula, additionally taking into consideration all benefits duly achieved as a result of on-going implementation of the best practices and technological advantages.

16.3.4 CLIENT shall have the right to monitor and review on a weekly basis the prices of drilling items (piping and drilling accessories) acquired by CONTRACTOR from its suppliers, the monthly useful life obtained from operating said drilling items, as well as their statistical control on a weekly basis. These parameters shall be reviewed jointly with the CONTRACTOR, implementing required measures to obtain their best productivity in the various materials of the mine.

16.3.5 CLIENT shall have the right to monitor and review on a monthly basis prices of wearing-out items (teeth, blades, steel linings, etc.) acquired by CONTRACTOR for loading, hauling and auxiliary equipment, as well as their statistical control on a monthly basis.

Section 17. Payments to CONTRACTOR and Invoicing

CLIENT shall pay CONTRACTOR the prices set out in this Agreement for the performance of the Work as follows:

17.1 Payment of cost for mobilization is US$600,000.00 (Six hundred thousand dollars and 00/100 US. Cy.) plus applicable Value Added Tax. Said amount shall be paid to CONTRACTOR by CLIENT in six monthly instalments of US$100,000.00 each plus applicable Value Added Tax thereafter beginning on date of Work.

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17.2 Payment of cost for demobilization is US $900,000.00 (Nine hundred thousand dollars and 00/100 U.S.Cy.) plus applicable Value Added Tax at date of such demobilization is carried out. Demobilization costs shall be at the end of performance the amount of US $900,000.00 multiplied for (1,04)n, considering an accumulative updating rate of 4% and an “n” (“non-determined”) period of years of CONTRACTOR’s presence at the San Francisco Mine. Demobilization costs shall be paid in one straight payment, 30 days before the date of demobilization. Demobilization costs should be warranted by CLIENT with a letter of credit in favour of CONTRACTOR that shall be delivered to CONTRACTOR during the first six months after signing of the Agreement herein.

17.3 During the lifetime of this Agreement, CLIENT shall make payments to CONTRACTOR once per month. Payments shall be computed according to monthly topographical survey carried out by CLIENT and CONTRACTOR, and in the event of any discrepancy in the monthly surveys, any discrepancy shall be settled by CLIENT’s and CONTRACTOR’s technical personnel. Mined material rates shall be the rates agreed upon in the Agreement herein.

17.4 Estimates shall be prepared on a monthly basis and shall be prepared according to the price described in the Agreement herein under Section 16 and in Exhibit “M”. An example of monthly invoicing is shown in Exhibit “N”.

17.5 CONTRACTOR shall submit applicable monthly invoices on the tenth day of the corresponding month, or before, once computation of tonnes moved the month before is fully done. CLIENT shall pay every month the total amount of invoices no later than the last Thursday of the month when invoice is submitted.

17.6 According to sections 16.2.1 and 16.2.3 of this Agreement, the corresponding amounts as to Diesel and Explosives shall be deducted from the CONTRACTOR’s invoicing.

Section 18. Labour responsibilities

18.1 Contractor shall assume full labour responsibility for all personnel assigned to or contracted for the performance of Work, and agrees to strictly comply with all its obligations as employer with respect to said personnel according to the Federal Labour Law, the Social Security Law, the National Workers’ Housing Fund Law and all regulations and ordinances issued under any applicable law. CONTRACTOR is bound to prevent any individual for whom it or its subcontractors is responsible

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from entering the Site without having been duly registered before the Mexican social security Institute, regardless of insurance mentioned in the Agreement herein.

18.2 Contractor agrees to indemnify and hold Client harmless, in the event of any labour claim filed by any worker or employee of Contractor or its Subcontractors as well as any claim filed by any Mexican authority and/or agency including but not limited to the Mexican Social Security Institute (hereinafter referred to as “IMSS”), “Secretaria de Hacienda y Credito Publico” (hereinafter referred to as “SHCP”) or the National Housing Fund Institute (hereinafter referred to as “INFONAVIT”) for the CONTRACTOR’s failure to pay any applicable taxes. CONTRACTOR agrees to secure a bond to compensate CLIENT in the event of failure to comply with this Section.

Section 19. Subcontractors and Suppliers

19.1 Contractor agrees that it is fully liable before CLIENT for the acts and omissions of its employees and for acts and omissions of its Subcontractors and Suppliers, as well as of individuals either directly or indirectly employed by any of them.

19.2 Nothing contained in the Agreement herein or in the contractual documents shall create any contractual relationship between Client and any Subcontractor or Supplier. Contractor is not authorized to make any commitment on behalf of CLIENT, unless previously authorized in writing by CLIENT.

Section 20. Insurance

20.1 In order to warrant accurate compliance with obligations acquired in the Agreement herein, Additional at the equipment insurance, CONTRACTOR shall acquire and carry, prior to commencement of Work, at its own expense, Comprehensive General Liability Insurance for the amount of US$2,000,000.00 (Two million dollars U.S.Cy.) with a reliable insurance company, to fully cover any event or accident that might occur during the performance of Work and during the life of the Agreement herein. Any policies issued under said insurance shall be integral documents of the Agreement herein collectively as Exhibit “I”.

20. 2 Minimum insurance coverage shall be as follows:

20.2.1 Payment of workers’ compensation as required by the Mexican Social Security Act and other applicable laws.

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20.2.2 Full liability insurance, including facilities and mining operations throughout the term of the Agreement herein and extensions thereto, if any.

20.2.3 Liability insurance for damage to property or individuals (including death of one or more individuals) caused by CONTRACTOR with automobiles, trucks, machinery and equipment, whether own or rental.

20.2.4 All policies providing coverage hereunder shall contain provisions that no cancellation or changes in the policies shall become effective except on thirty (30) calendar days’ advance written notice thereof made by CONTRACTOR to CLIENT regarding its intention to cancel any policy or make any amendments thereto. However, CLIENT shall be entitled to object to said cancellations or amendments if making them would contravene dispositions set forth in the Agreement herein or if they would be in detriment to the rights of CLIENT according to dispositions of the agreement herein.

20.2.5 Prior commencement of the Work, CONTRACTOR shall deliver to CLIENT a copy of insurance policies secured under the terms of the Agreement herein.

20.2.6 In the event CONTRACTOR fails to secure the above-mentioned insurance policies, it will be considered as cause for CLIENT to terminate the Agreement herein with no further responsibility for the latter.

20.2.7 By securing insurance policies, CONTRACTOR is not released from its obligations and responsibilities that were set out in the Agreement herein nor are they limited in any way.

20.2.8 CONTRACTOR, at its discretion, shall have the right to maintain at its own expense any additional insurance or increase limits thereto.

20.2.9 CONTRACTOR shall not allow access to the Site to any subcontractors without first ensuring that said subcontractor or subcontractors are covered by insurance under the same terms described in the Section herein, whether under insurance policies secured by the subcontractor itself or by insurance coverage secured by CONTRACTOR. Insurance policies secured by subcontractors shall be considered merely as supplementary insurance to policies secured by CONTRACTOR and shall not substitute the latter.

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Section 21. Work reports and logbook

21.1 Beginning on the date of signing of the Agreement herein, CONTRACTOR is bound to keep a neat and up-dated logbook for Work performed on Site.

21.2 Based on actual measurements, CONTRACTOR shall keep on Site at all times a complete set of Mining Plans and Programs, which shall be kept updated to reflect any changes between CLIENT and CONTRACTOR as they agreed upon.

21.3 CONTRACTOR shall provide the following reports to CLIENT as follows:

21.3.1 Daily production report describing mined material and its destination, in addition to hauling distance.

21.3.2 Monthly safety and security report available to CLIENT at its request, where the following events should be recorded: safety and security accidents or incidents that might threaten or endanger the health and integrity of individuals working on the Site due to Operations. Once said report is in its hands, CLIENT may ask the CONTRACTOR to provide a copy of the following:

a) A specific work accident report, or all if more than one, that has been reported to competent authority;

b) Specific writing or document or documents evidencing that the competent authority is investigating the accident or accidents; and

c) Specific petition or petitions filed by CONTRACTOR addressed to competent authorities to change any safety and security measure or measures on Site.

CONTRACTOR shall invariably submit said safety and security report to CLIENT on a weekly basis, even when no accident has occurred (routine report).

21.3.3 Monthly production report including total mined material and its destination, equipment availability and hauling distance;

21.3.4 Weekly waste disposal report, including the name of carrier, description and amount of waste material disposed of and final unloading site or destination thereof; and

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21.3.5. Productivity and consumables monthly report, describing the maintenance and consumption of every one of the equipment sets. This report shall also include, but not limited to, the following parameters: consumption of Diesel per equipment set, tires useful life, drilling accessories useful life, wearing out of parts, detailed explosive consumption, etcetera.

21.3.6 Miscellaneous report, on a daily and monthly basis, including other relevant subjects.

Section 22. Force Majeure

22.1 Both parties acknowledge as Force Majeure the following events: strikes, fire, war, acts of God, and terrorism that prevent access to the Site. The timeframe set out herein for compliance of CONTRACTOR’s obligations shall be extended for a period of time equivalent to the duration of the event of Force Majeure.

22.2 CONTRACTOR shall notify CLIENT, immediately and in writing, about each Force Majeure that occurs, stating that it will do its best to mitigate the effects of the said Force Majeure, as well as when the latter has stopped, including details prior to occurrence, as well as the number of days that extended the term compliance term regarding CONTRACTORS’s obligations that were affected by said Force Majeure

Section 23. Contract Termination

23.1 Termination by CONTRACTOR.

CONTRACTOR may terminate the Agreement herein due to any of the following causes:

(a) CONTRACTOR may terminate the Agreement herein in the event of any material breach or default in the keeping, observance or performance of any of the material obligations set forth in this Agreement for CLIENT, provided that CONTRACTOR first provides written notice of such breach or default to CLIENT and that CLIENT fails to cure such breach or remedy such default within thirty (30) calendar days after the giving of such notice. If the said default is not remedied within the 30-day term, CONTRACTOR shall have the right to rescind the Agreement without intervention of any kind of court for it.

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(b) if CLIENT defaults in the performance or observance of any material term, covenant or agreement contained in the Agreement herein, especially the obligation to grant Contractor unrestricted access to the Property during the term of this Agreement, except as described in Section 22.1 herein;

(c) in the event that the Work is suspended for a one-month term or more due to unjustified causes attributable to CLIENT, suspension in which CONTRACTOR had no part;

(d) if CLIENT becomes insolvent or bankrupt or fails to pay its debts as they mature, or applies to a tribunal for the appointment of a receiver, liquidator or trustee.

(e) if CLIENT cancels or suspends Work without justified cause or with no basis for said cancellation or suspension in the event of Force Majeure or acts of God contemplated in the Agreement herein.

23.2 Termination by CLIENT.

CLIENT may terminate the Agreement herein due to any of the following causes:

(a) CLIENT may terminate the Agreement herein in the event of any material breach or default in the keeping, observance or performance of any of the material obligations set forth in this Agreement for CONTRACTOR, provided that CLIENT first provides written notice of such breach or default to CONTRACTOR and that CONTRACTOR fails to cure such breach or remedy such default within thirty (30) calendar days after the giving of such notice. If the said default is not remedied within the 30-day term, CLIENT shall have the right to rescind the Agreement without intervention of any kind of court for it.

(b) if CONTRACTOR fails to comply with current regulations or fails to pay any tax due or any other obligation or responsibility and when said circumstances result in serious legal consequences affecting the development of the Work;

(c) if CONTRACTOR assigns, totally or partially, its rights and obligations derived from the Agreement herein to third party or parties, without written consent from CLIENT;

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(d) if CONTRACTOR becomes insolvent or bankrupt or fails to pay its debts as they mature, or applies to a court for the appointment of a receiver, liquidator or trustee or if bankruptcy, insolvency, reorganization, arrangement or liquidation proceedings are instituted by or against it;

(e) in the event that the Work is suspended without justified cause for a term of one month or more for acts or omissions of the CONTRACTOR, suspension in which CLIENT had no part;

(f) if CONTRACTOR definitively cancels or suspends Work without justified cause or with no basis for said cancellation or suspension in the event of Force Majeure or acts of God contemplated in the Agreement herein.

(g) if CONTRACTOR fails without justified cause or due to negligence to secure insurance as described in Section 20 herein.

(h) If any of the warranty documents is partially or totally null, invalid, imperfect, non-existent, o due to any other cause has no legal effects.

23.3 Shall be deemed as a cause for termination of this Agreement with no fault from any of the parties, a decrease in the price per ounce of gold under 550.00 USD (Five hundred and fifty US Cy) during the lifetime of this Agreement, that prevents CLIENT in a definite way to keep fulfilling this Agreement. Regardless the aforesaid, in the event of a decrease in the price of the ounce of gold under 550.00 USD, CLIENT and CONTRACTOR agree to have meetings to negotiate an agreement or alternatives of solution.

23.3.1 If during the above negotiation or seeking for alternatives no agreement is reached, CLIENT may terminate the Agreement herein due to financial causes.

23.3.2 In the event of termination of this Agreement due to financial causes, CLIENT shall pay the removal costs, as well as outstanding moving costs, if any, as agreed in Section 17 herein. In addition, CLIENT shall pay CONTRACTOR for work done but unpaid at the time when this type of termination occurs and CONTRACTOR shall be released from its further obligations set out in the Agreement herein. CLIENT shall credit CONTRACTOR for expenses incurred in due to early termination of the Agreement herein, including, but not limited to the following: expenses resulting from labour indemnifications to employees; costs for cancelling materials purchase orders; supplies, pieces of equipment and spare

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parts; costs for cancelling subcontracts or other contracts with suppliers; expenses incurred in by CONTRACTOR on Site facilities not credited at that date by CLIENT; and other costs (prior review of these costs by CLIENT) incurred in by CONTRACTOR derived from early termination of this Agreement.

23.4 Procedure upon termination of the Agreement herein.

23.4.1 In the event of termination of this Agreement due to any of the causes set out on Section 23.1 herein before, CLIENT shall pay CONTRACTOR: If termination of this Agreement occurred by CLIENT’s fault or due to the Project itself, CLIENT shall pay for work done but unpaid at the time of termination, removal, moving of CONTRACTOR’s equipment, if pending, costs for cancelling materials purchase orders; supplies, pieces of equipment and spare parts; costs for cancelling subcontracts or other contracts with suppliers; and on top of that, as a termination reward, an amount equivalent in US currency as a result of applying 7% to pending tonnage at the time of termination, according to the mine production program (Exhibit “G”).

23.4.2 If the termination of this Agreement occurred by any of the causes set out in Section 23.2 (due to CONTRACTOR’s fault), CLIENT shall have no obligation of performing any type of payments including removal, nor paying costs or indemnifications stipulated in Section 23.4.1 (except for pending unpaid payments to be made to CONTRACTOR).

Section 24. Miscellaneous

24.1 Language. This Agreement is signed in Spanish language.

24.2 Amendments and changes. The parties may amend, change, and supplement this Agreement in such manner as may be agreed upon by them in writing.

24.3 Binding effect. The Agreement herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Contractor, other than specific subcontracts with Subcontractors, may not assign any of its rights or delegate any of its duties under the Agreement herein without prior written consent of CLIENT.

24.4 Entire Agreement. The Agreement herein and the Exhibits attached hereto contain the entire agreement of the parties hereto with

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respect to the Project and supersede all prior understandings, negotiations, and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Exhibits attached hereto. If there is any inconsistency or contradiction between the Exhibits and this Agreement, the provisions of the Agreement shall prevail.

24.5 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

24.6 Performance in counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

24.7 Notices by e-mail. Electronic mail (usually known as “e-mail”) is capable of generating a printed version of messages sent and received, as well as generating and printing acknowledgements of receipt for the issuer (use of which both CLIENT and CONTRACTOR are aware), and it will be considered by both parties as the accepted transmission and reception for all sorts of notifications, notices, and/or correspondence in connection with the Agreement herein, in addition to traditional communication means described below. Any notifications, notices, communications, and correspondence sent and received by e-mail shall have the same effect as communications sent by traditional means or methods, unless otherwise advised by CONTRACTOR or CLIENT to the other party regarding their wish to exclude certain type of notices or notifications from application of item 24.7 herein and the date from which said exclusion shall be effective. Any notification, correspondence, notice or communication made by e-mail shall be considered as duly sent and received on the business day following the date the issuing party receives in its system acknowledgement of receipt from the receiving party. For the purposes of this section, both parties provide the following as their e-mail addresses (which may be changed freely prior notice to the other party whether by traditional means or by e-mail):

1. CONTRACTOR: e-mail:ocrespo@peal.es, Att’n:Oscar Crespo G.

2. CLIENT: e-mail:alfredo@timminsgold.com, Att’n:Alfredo Barraza L.

Should the parties hereto wish to send to the other party any notification, notice, request, information or other document by traditional means or methods (letter with acknowledgement of receipt, registered mail or fax), they should expressly state so. Otherwise, it shall be understood that the adequate method will be by e-mail. In the

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event of correspondence and notifications by traditional means, both parties provide the following addresses:

CONTRACTOR:

PEAL MEXICO, S. A. DE C.V.

Navojoa, Sonora, Mexico

Attention: Mr. Benito Alvarez-Moran

Phone/Fax: (642) 4242235

Mobile: (642) 4280687

e-mail:balvarez@grupopeal.com

In case of EMERGENCY: (642)4280687

CLIENT:

MOLIMENTALES DEL NOROESTE S.A. DE C.V.

Real del Arco #208, Colonia Villa Satelite,

Hermosillo, Sonora, Mexico - Zip Code 831200

Attention: Mr. Alfredo Barraza Lozano

Phone: (662) 2181067 e-mail: Alfredo@timminsgold.com

Fax: (662) 2181067

In case of EMERGENCY: (641)3215046

Either party may change the addresses listed above by giving notice in writing sent by traditional means or by e-mail notifying said change to the other party. Any notice delivered personally shall be considered given on the date so delivered, and any notice sent by mail with acknowledgement of receipt or by fax shall be considered given on the date it is received.

24.8 Solving of disputes by the parties. Any claim or controversy arising between CLIENT and CONTRACTOR due to application or interpretation of any of the sections of the Agreement herein shall be resolved by the field staff of both parties (Level I).

If within a 2-day term dispute is not solved in Level I or if it involves a more significant dispute between CLIENT and CONTRACTOR, said dispute shall be addressed to the following parties for a prompt and adequate solution (Level II).

By CLIENT:	By CONTRACTOR:

Name: ALFREDO BARRAZA L.	Name: BENITO ALVAREZ MORAN
Position: GENERAL MANAGER	Position: GENERAL MANAGER
E-mail address:alfredo@timminsgold.com	E-mail address: balvarez@peal.es

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If the dispute is not solved by the parties mentioned above (Level II), a memorandum should be written and signed within a 5-day term, stating in detail the steps taken to solve said dispute, the quantity or amount in dispute or its subject matter, as well as the responsible parties that originated said dispute.

After the 5-calendar-day term following the date said memorandum was prepared and delivered to the Project Supervisor and Project Manager (Level III), they should try to solve the dispute either by phone or meeting personally or via satellite, at the discretion of the parties (whichever they consider faster and more efficient).

If despite the intervention and efforts made by the Project Manager and the Project Supervisor the dispute remains unsolved, arbitration will take place under the terms stated below.

a) Solution to disputes by third parties. Arbitration procedures:

1. Arbitration procedure for solving disputes that were not solved according to paragraph “g” above shall be ruled pursuant to Book Five, Title IV of the Commerce Code and by regulations agreed to in item “h”. The applicable arbitration sentence shall be pronounced in conformity with dispositions stated in the paragraph herein.

2. Arbitration shall be carried out in the City of Hermosillo, Sonora State, Mexico, where the Board of Arbiters selects. Said location should be adequate for hearing arguments of the parties, the witnesses and the experts, as well as to examine goods or documents presented as evidence. Arbitration shall be conducted totally in Spanish.

3. The Arbitration panel shall consist of three members appointed according to dispositions of Chapter II, Title IV, Book V of the Commerce Code of Mexico. Arbiters should be individuals, of age, legally qualified, in good standing and ethical practice of their profession, independent, unbiased, and well experienced in solving commercial disputes (preferably with basic legal knowledge). Decisions taken by the Board of Arbiters—including the final sentence as well as all kinds of procedure regulations—should be approved by majority of votes by the members of said panel.

4. Disputes or differences shall be solved by applying the Mexican substantive Law. Nevertheless, arbiters shall not have any authority to condemn the party declared guilty to payment for damage or loss of earnings or both. The only damage or loss to which said party may be

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condemned is that declared by Mexican Law as immediate and direct to reinstate things as they were before the dispute arose.

5. Arbitration procedure (including types and effects of objections and resources that might be filed against arbitration decisions) shall be ruled by item “h” herein and by regulations set by the Board of Arbiters pursuant to Article 1435, second paragraph, of the Commerce Code. At all times, the arbitration procedure shall seek: (a) that material truth prevail over formal truth; (b) impartiality and fairness between the parties; and (c) full opportunity for parties to propose and present evidence and proof in the absolute exercise of their rights.

6. The final arbitration sentence may be contested by any of the parties before any competent first instance judge, but only in case of invalidity described in article 1457 of the Commerce Code. The resolution of said judge may not be contested or refuted any more in any way by the offended party.

7. The parties shall pay equitably arbitration costs and Arbiters’ fees, but each party shall pay for legal fees and expenses due to their own attorneys.

8. During the dispute regarding any controversy or the arbitration procedure to solve said dispute, CONTRACTOR shall continue executing Work according to the terms of the Agreement herein and CLIENT, under the same terms, shall pay to CONTRACTOR any amounts due, as applicable, for amounts not part of the controversy.

24.9 Attorney’s fees. In the event any action is initiated by any of the parties with the purpose of solving any dispute that may arise from the interpretation of the Agreement herein, the prevailing party in such action shall be entitled to reimbursement for reasonable attorney’s fees and expenses.

24.10 Existing agreements. The Agreement herein shall supersede all previous and/or existing agreements and understandings between the parties, either written or verbal ones. Therefore, all previous agreements and understandings between the parties shall be legally or de facto terminated as of this date. All outstanding rights or obligations between the parties shall be governed by the Agreement herein.

24.11 Assignment. CONTRACTOR may not assign or transfer partially or totally the Agreement herein without prior written consent from CLIENT.

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CLIENT shall have the right, at any time, to assign its rights and obligations set out herein without consent from CONTRACTOR: (i) to the trust (the Trust) that shall be formed among CLIENT, DEUTSCHE BANK MEXICO S.A. INSTITUCION DE BANCA MULTIPLE DIVISION FIDUCIARIA (as the fiduciary entity of the Trust), DEUTSCHE BANK TRUST COMPANY AMERICAS (as a collateral agent and also a beneficiary of the Trust), TIMMINS GOLDCORP MEXICO S.A. DE C.V. and TIMMINS GOLD CORP. and (ii) the Trust shall have the right to assign CLIENT’s obligations and rights set out herein to DEUTSCHE BANK TRUST COMPANY AMERICAS (the Beneficiary) according to the Trust terms of agreement.

If this Agreement was assigned in a later time to a different entity other than the Trust or the Beneficiary, regardless the reason (and this assignment shall be notified in writing to CONTRACTOR by DEUTSCHE BANK MEXICO S.A. INSTITUCION DE BANCA MULTIPLE DIVISION FIDUCIARIA) CONTRACTOR shall respond such notice within a term of fifteen (15) calendar days as of receipt of the notice, whether CONTRACTOR desires to keep developing Work or not. If CONTRACTOR desires not to continue performing Work, Section 23.4.1 hereinbefore shall be applied for, except for the payment to CONTRACTOR of the equivalent amount of applying 7% of pending tonnage. The lack of response from CONTRACTOR within the aforesaid 15 calendar days, shall be deemed as an unmistakable response that CONTRACTOR desires to continue with the performance of Work.

Even though CONTRACTOR decides not to continue with the development of Work, CONTRACTOR shall be obliged to keep fulfilling all of it obligations set out in the Agreement herein and keep invoicing accordingly, for four (4) more months as of the date of notice given by CONTRACTOR to DEUTSCHE BANK MEXICO S.A. INSTITUCION DE BANCA MULTIPLE DIVISION FIDUCIARIA whereby CONTRACTOR communicates its desire of not continuing with the performance of Work, and this way the former shall have time enough to hire another CONTRACTOR during the above four months.

Section 25. Joint and Several Guaranty in favour of CLIENT and Trust

CONTRACTOR shall have several guarantors (the Guarantors) that shall sign a Joint and Several Guaranty Contract in favour of CLIENT and Trust. The Guarantors along with CONTRACTOR shall jointly guaranty the fulfilment of all of the obligations set out to be met and fulfilled by CONTRACTOR in the Agreement herein up to the amount of

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USD$1,000,000. This Joint and Several Guaranty Contract is attached herein as Exhibit “R”.

If the above guaranty was executed and the CLIENT/Trust’s claim or pretension was rejected, CLIENT and/or Trust shall return Guarantors the amount paid plus the legal interest increased with a 2%, within the following fifteen calendar days as of the date of notice of the rejection decision.

Section 26. Confidentiality and Ownership of documents, information and data

26.1 Neither Contractor nor any of its Subcontractors shall disclose nor use or permit the disclosure or use of any documents (including the Agreement herein, Mining Plans and Programs, Exhibits, samples, schedules, photographs, and reports and copies thereof) or any other information or data, oral, in writing or electronic, regardless of form and party that generated them, as to Work or related to the CLIENT’s business, for any purpose other than for the benefit of CLIENT in performance of Work.

26.2 Any third party to whom the above documents, information or data are disclosed, shall be advised by CONTRACTOR or by corresponding Subcontractor, regarding their confidential nature and of any related obligations set out in this Section. CONTRACTOR shall take all necessary legal measures against third parties to preserve the confidentiality set forth by this Section.

The below Exhibits are integral documents of the Agreement herein:

Exhibit “A” CLIENT’s Incorporation Deed and Powers of Attorney

Exhibit “B” Concession Titles for San Francisco Mine

Exhibit “C” Maps and Ownership Documents of the Site

Exhibit “D” Site Access Documents

Exhibit “E” CONTRACTORS Incorporation Deed and Powers of Attorney

Exhibit “F” CONTRACTOR’s updated offer

Exhibit “G” Mine Production Plan

Exhibit “H” CLIENT’s Internal Safety, Security and Health Regulations

Exhibit “I” Insurance Policy secured by CONTRACTOR

Exhibit J” List of machinery, equipment, personnel, and other conditions

Exhibit “K” Hourly rates for CONTRACTOR’s machinery

Exhibit “L” Default notification format

Exhibit “M” Samples of monthly and bi-annual price adjustments

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Exhibit “N” Examples of adjustments in prices of monthly invoicing

Exhibit “O” Granulometric Curve required in ore (at least 13% to -/2”)

Exhibit “P” Procedures for delays originated by CLIENT and CONTRACTOR

Exhibit “Q” Rescission notification format

Exhibit “R” Joint and Several Guaranty Contract

The Agreement herein is executed by the parties on the 15th day of the month of September, 2009.

CLIENT MOLIMENTALES DEL NOROESTE, S.A. DE C.V.	CONTRACTOR PEAL MEXICO, S.A. DE C.V.

/s/ Francisco Arturo Bonillas-Zepeda	/s/ Benito Alvarez-Moran

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